DEPARTMENT OF HEALTH & HUMAN SERVICES

Public Health Service

Food and Drug Administration
10903 New Hampshire Avenue
Document Control Center – WO66-G609
Silver Spring, MD 20993-0002

July 25, 2013

Mr. William Bolt
Sr. Vice President Global Product Operations
Abiomed, Inc.
22 Cherry Hill Dr.
Danvers, MA 01923

Re: M130006
Impella 2.5 System
Received: June 7, 2013

Dear Mr. Bolt:

The Center for Devices and Radiological Health (CDRH) of the Food and Drug Administration (FDA) has reviewed your proposed premarket approval application (PMA) Shell for modular review of the Impella 2.5 System. FDA agrees with your proposed shell and you may begin submitting modules upon receipt of this letter.

515 FDA Clinical & Regulatory Execution
4 of 5 modules submitted for Impella PMA
1
515 PMA Process Timing
FDA approval of proposed PMA
Shell
July 25
Module 1: Biocompatibility &
Animal  Testing
July 30
Module 2: Software Testing
July 31
Module 3: Bench & Shelf Life
Testing
Sept. 30
Module 4: Manufacturing &
Quality Systems
Sept. 30
Module 5: Clinical Analysis
Feb 2014
“FDA agrees with your proposed shell
and you may begin submitting modules
upon receipt of this letter”
Exhibit 99.1
Goal
#4

Executing Impella
®
RP FDA Study
• Catheter-based percutaneous VAD
(22 Fr pump on 11 Fr catheter)
• Treatment: Right ventricular dysfunction
• Flow: > 4 L/min
• Duration of support: up to 14 days
2
outflow
inflow
RECOVER RIGHT Study
• 2 cohorts, 15 sites
• 8 IRBs approved (+3 pending)
• 30 patients; > 1/3 enrolled
IMPELLA® RP (Right Percutaneous) is not approved by FDA for sale in the U.S.
Goal
#4